EXHIBIT 23.1
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                     CONSENT OF INDEPENDENT ACCOUNTANTS
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      We consent to the incorporation by reference in this registration statement on Form S-8 of Sunrise Technologies International, Inc. of our report dated March 6, 1998, on our audits of the financial statements and financial statement schedule of Sunrise Technologies International, Inc. as of December 31, 1998 and for the year then ended which report is incorporated by reference in the annual report on From 10-K.




                                    PricewaterhouseCoopers LLP


San Jose, CA
March 1, 1999